Exhibit B

Definition of “Independent Director”
(NASDAQ Rule 4200 a(15))

     "Independent director" means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

     (B) a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

     (i) compensation for board or board committee service;

     (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the company ; or

     (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation,

     Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under NASDAQ Rule 4350(d).

     (C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

     (D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

     (i) payments arising solely from investments in the company's securities; or

     (ii) payments under non-discretionary charitable contribution matching programs.

     (E) a director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

     (F) a director who is, or has a Family Member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

POTOMAC BANCSHARES, INC.
111 EAST WASHINGTON STREET
P.O. BOX 906
CHARLES TOWN, WV 25414

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Potomac Bancshares, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	POTOM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POTOMAC BANCSHARES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
Vote on Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of four Directors
NOMINEES: 1. J. Scott Boyd 2. John P. Burns, Jr. 3. Barbara H. Pichot 4. C. Larry Togans
					For	Against	Abstain
Vote on Proposals

2.	A proposal to ratify the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C., as Independent Certified Public Accountants for the year 2007.				☐	☐	☐

3.	A proposal to amend Potomac Bancshares, Inc. 2003 Stock Incentive Plan to provide for an increase from 183,600 to 433,600 shares of Common Stock to be available for the Plan.				☐	☐	☐

4.	Any other business which may be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by the Proxy will be voted "FOR" the propositions listed above and described more fully in the Proxy Statement of Potomac Bancshares, Inc. distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting is elected for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this Proxy shall be voted in accordance with recommendations of management.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Note:

Please sign eactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

POTOMAC BANCSHARES, INC.

111 EAST WASHINGTON STREET, PO BOX 906, CHARLES TOWN, WV 25414-0906
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

April 24, 2007

     KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s), of Potomac Bancshares, Inc. ("Potomac"), Charles Town, West Virginia, does (do) hereby nominate, constitute and appoint(s) Donald S. Smith and Thomas C.G. Coyle, or either one of them, with full power to act alone as my (our) true and lawful attorney(s) with full power of substitution for me (us) in my (our) name, place and stead to vote all the Common Stock of Potomac, standing in my (our) name on its books at the close of business on March 1, 2007, at the Annual Meeting of Shareholders of Potomac Bancshares, Inc., called for and to be held at the Clarion Hotel and Conference Center, Shepherdstown, West Virginia, on April 24, 2007 at 10:30 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present as follows:

Please date, sign and mail in your proxy card in the envelope provided as soon as possible
(Continued and to be signed on the reverse side)